Annuities
ING RETIREMENT PROTECTOR ANNUITY
CUSTOMER DATA FORM

ING USA Annuity and Life Insurance Company
PO Box 9271 Des Moines, IA 50306-9271
Overnight Delivery: ING Annuities 909 Locust Street Des Moines, IA 50309-2899
Phone: 800-366-0066


FOR AGENT USE ONLY:
Client's Account Number:______________________________________________________


1(A) OWNER (Please provide supporting documentation for all non-natural owners.) Name:_______________________________________ Trust Date:______________________
SSN or Tax ID:__________________________ DOB:_________________ __Male __Female
Primary Street Address:_______________________________________________________
City:___________________________________ State:_______________ Zip:___________
Phone:__________________________________ Email Address:_______________________


1(B) JOINT OWNER (Optional, Non-qualified plans only.)
Relationship to Owner:________________________________________________________
Name:_______________________________________ Trust Date:______________________
SSN or Tax ID:__________________________ DOB:_________________ __Male __Female
Primary Street Address:_______________________________________________________
City:___________________________________ State:_______________ Zip:___________
Phone:__________________________________ Email Address:_______________________


2 ANNUITANT (If other than Owner.)
Name:_______________________________________ Trust Date:______________________
SSN or Tax ID:__________________________ DOB:_________________ __Male __Female
Primary Street Address:_______________________________________________________
City:___________________________________ State:_______________ Zip:___________
Phone:__________________________________ Email Address:_______________________


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3 BENEFICIARY(S) Must be completed.
Restricted Beneficiary. If requested, complete a "Restricted Beneficiary" form and submit with this form.
Beneficiaries will be split equally if no percentages are provided.

PRIMARY BENEFICIARY
Name:___________________________________Date of Birth:______________Percent___
SSN or Tax ID:__________________________Relationship to Owner:________________
Address:______________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY
Name:___________________________________Date of Birth:______________Percent___
SSN or Tax ID:__________________________Relationship to Owner:________________
Address:______________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY
Name:___________________________________Date of Birth:______________Percent___
SSN or Tax ID:__________________________Relationship to Owner:________________
Address:______________________________________________________________________

__PRIMARY __CONTINGENT BENEFICIARY
Name:___________________________________Date of Birth:______________Percent___
SSN or Tax ID:__________________________Relationship to Owner:________________
Address:______________________________________________________________________

For additional Beneficiary designations, attach a separate page, signed and dated by the owner(s).

SAMPLE BENEFICIARY DESIGNATIONS
Be sure to use given names such as "Mary M. Doe", not "Mrs. John Doe", and include the address and relationship of the beneficiary(s) to the owner. The following designations may be helpful to you:

                            Name                  Relationship to Owner  Percent
One Primary Beneficiary     Mary M. Doe           Sister                    100%

Two Primary Beneficiaries   Jane J. Doe           Mother                     50%
                            John J. Doe           Father                     50%

One Primary Beneficiary     Jane J. Doe           Wife                      100%
One Contingent              John J. Doe           Son                       100%

Estate                      Estate of John Doe    Estate                    100%

Trust                       ABC Trust             Trust                     100%
                            Dtd 1/1/85

Testamentary Trust          Trust created by the  Testamentary Trust        100%
(Trust established          Last Will and
within the owner's will)    Testament of John Doe

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4 INITIAL INVESTMENT
Initial Investment (Please make check(s) payable to ING USA Annuity and Life Insurance Company.)
__Initial Premium Paid:$______________________________________________________
__Estimated amount of Transfer/1035 Exchange:$________________________________


5 INITIAL INVESTMENT ALLOCATION
Entire premium to be allocated to the Term Indexed Division Guarantee Periods listed below. Any subsequent premium payments, if any, will be allocated in the same manner. Amounts allocated to the guarantee periods must total 100%.

_X_ Term Indexed Division

Guarantee Periods: Enter the allocation percentage for each guarantee period. Check availability prior to selection.
    ______% ________ Year Term           ______% ________ Year Term
    ______% ________ Year Term           ______% ________ Year Term

Index Growth Options1 (Must Select One)
__Option 1 - Final Six- Month Averaging
__Option II - No Final Averaging
1The values for a particular Guarantee Period on its Maturity Date will be determined by one of two methods. The values will be figured by using final six-month averaging ("Option I"), or with no fi nal averaging ("Option II"), as elected by you. See the Prospectus for additional information. The Option selected will be used to determine the index return for values in all Guarantee Periods on their respective Guarantee Period Maturity Dates.


6 PLAN TYPE FOR NEW CONTRACT (Qualified or Non-Qualified. Please select only one.)

Non-Qualified: __Non-Qualified Transfer __1035 Exchange ("Like to Like" transfer)

Qualified: __IRA       __IRA Transfer     __IRA Rollover from Qualified Plan
           __SEP-IRA   __403(b)
           __Qualified Other:_________________________________________________
Indicate contribution amount and appropriate tax year:________________________ __Roth IRA. If transfer, provide original conversion /establishment date and amount:_______________________________________________________________________
__Simple IRA. If transfer, provide original establishment date and amount:_______________________________________________________________________


7 IMPORTANT NOTICE REGARDING REPLACEMENT
Do you currently have any existing annuity or life insurance policies or coverage?
__Yes (Proceed below.) __No (Proceed to section 8.)
This purchase may involve discontinuing or changing an existing policy or contract. If so, a replacement is occurring. Financed purchases are also considered replacements.
A replacement occurs when a new policy or contract is purchased and in connection with the sale you discontinue making premium payments on the existing policy or contract or an existing policy or contract is surrendered, forfeited, assigned to the replacing insurer or otherwise terminated or used in a financed purchase.
A financed purchase occurs when the purchase of a new life insurance policy or an annuity contract involves the use of funds obtained by the withdrawal or surrender of or by borrowing some or all of the policy values including accumulated dividends of an existing policy to pay all or part of any premium or payment due on the new policy. A financed purchase is a replacement.
You should carefully consider whether a replacement is in your best interest. You will pay acquisition costs and there may be surrender costs deducted from your policy or contract. You may be able to make changes to your existing policy or contract to meet your insurance needs at less cost. A financed purchase will reduce the value of your existing policy and may reduce the amount paid upon the death of the insured.
We want you to understand the effects of replacements before you make your purchase decision and ask that you answer the following questions.
1. Are you considering discontinuing making premium payments, surrendering, forfeiting, assigning to the insurer, or otherwise terminating your existing policy or contract?
__Yes __No
2. Are you considering using funds from your existing policies or contracts to pay premiums due on this new policy or contract?
__Yes __No
If you answered "Yes" to either of the above questions, please complete and return with this form a copy of the appropriate state replacement form(s), if applicable.

I do not want this notice read aloud to me, _____________ (Owner/Applicants must initial here ONLY if they do not want the above notice read aloud.)

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8 OPTIONAL SYSTEMATIC PARTIAL WITHDRAWALS (Select one.)

To have your withdrawals deposited into your bank account, please complete the Bank Account Information below.
__Maximum Amount available free of surrender charge.
__Specified Systematic Payment:$__________($100.00 Minimum)
__Specified Percentage:___________________%

Frequency: __Monthly __Quarterly __Annually
Starting (any day through the 28th):_________________________MM/DD/YYYY)

Withdrawals cannot begin until 30 days after the investment date.

  I do not want income tax withheld.
  I would like the following income tax withheld:
        __Federal: $___________ or %___________
        __State: $___________ or %___________
If the income tax election is not marked, a minimum of a 10% Federal Income Tax and any state-mandated income tax will be automatically withheld from the taxable amount on any distribution.

__Process the first withdrawal on the earliest date after the initial payment has been received. All subsequent payments will be processed on the date provided above.
__Do not reduce the dollar amount of this withdrawal in the event of a surrender charge. (Please note that your initial dollar amount cannot be higher than the maximum available. Going over the maximum available may result in a surrender charge and may have an adverse effect on the death benefit amounts.)


BANK ACCOUNT INFORMATION (For direct deposit only. Please verify this information with your bank prior to submission.)
I hereby authorize the Company to initiate a debit/credit entry(ies) to the account indicated below and in the amount and frequency listed above. This authorization shall remain in force until I give the Company written notice of termination of this authorization. A voided check or savings account deposit slip is required.

Bank Account Owner Name:_____________________Checking Account__Savings Account Bank Account Joint Owner Name (if applicable):________________________________ Bank Name:__________________________________ Bank Telephone Number:___________
Bank Address:_________________________________________________________________
City:____________________________ State:_________________ Zip:________________
Account Number:________________________ ABA/Routing Number:___________________

ATTACH VOIDED
CHECK/ DEPOSIT SLIP HERE


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9 STATE REQUIRED NOTICES

Below are notices that apply only in certain states. Please read the following carefully to see if any apply in your state.
Colorado, Kentucky, New Mexico, Ohio, Oklahoma, Pennsylvania: "Any person who knowingly and with intent to defraud any insurance company or any other person, files an application for insurance or statement of claim containing any materially false information, or conceals for the purpose of misleading information concerning any fact material thereto, commits a fraudulent insurance act which is a crime and subjects such person to criminal and civil penalties."
California: For your protection, California law requires the following notice:
"Any person who knowingly presents a false or fraudulent claim for the payment of a loss is guilty of a crime and may be subject to fines and confinement in a state prison."
California Reg. 789.8: The sale or liquidation of any asset in order to buy insurance, either life insurance or an annuity contract, may have tax consequences. Terminating any life insurance policy or annuity contract may have early withdrawal penalties or other costs or penalties, as well as tax consequences. You may wish to consult independent legal or financial advice before the sale or liquidation of any asset and before the purchase of any life insurance or annuity contract.
Arkansas, Florida, and Louisiana: "Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison."
Maine, Tennessee and Washington DC: "It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits."
New Jersey: "Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil Penalties."
Virginia: "A person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated the state law."


10 SIGNATURES AND ACKNOWLEDGEMENTS (Please read carefully and sign below.)

I agree that, to the best of my knowledge and belief, all statements and answers above are complete and true and may be relied upon in determining whether to issue the contract. Only the owner and ING USA Annuity and Life Insurance Company have the authority to modify this document.
Annuity contracts and policies are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed.
I understand that I am applying for an equity indexed annuity. I understand that while its values may be affected by an external index, the annuity does not participate in any stock or equity investments. The annuity applied for is in accord with my anticipated financial objectives.
I understand that amounts allocated to the Separate Accounts may be subject to a market value adjustment, which may cause the values to increase or decrease in dollar amount if withdrawn or surrendered prior to a specified date or dates as stated in the contract.
My signature certifies, under penalty of perjury, that the taxpayer identification number is correct. I am not subject to backup withholding because: I am exempt; or I have not been notified that I am subject to backup withholding resulting from failure to report all interest dividends; or I have been notified that I am no longer subject to backup withholding. (Strike out the preceding sentence if subject to backup withholding.) The Internal Revenue Service does not require my consent to any provision of this document other than the certifications required to avoid backup withholding.

Owner Signature:______________________________________________________________
Signed at (City, State):______________________________________ Date:__________
Joint Owner Signature (If applicable):________________________________________
Signed at (City, State):______________________________________ Date:__________
Annuitant Signature (If other than owner):____________________________________
Signed at (City, State):______________________________________ Date:__________

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11 AGENT INFORMATION
Do you have reason to believe that the contract applied for will replace any existing annuity or life insurance coverage?
__Yes__No (If "Yes", return with this form a completed copy of the appropriate state replacement form(s), if applicable.)

Compensation Alternative (Select one- please verify with your Broker/Dealer that the option you select is available.):
__A __B

__Check here if there are multiple agents on this contract.
Split: for Agent #1___________%, Agent #2___________%, Agent #3___________%
Please Note: Compensation will be split equally if no percentages are indicated. Partial percentages will be rounded up and Agent #1 will be given the highest percentage in the case of unequal percentages. Agent #1 will receive all correspondence regarding the policy.

AGENT #1
Print Name:____________________________Signature:_____________________________
SSN:___________________________________Agent Phone:___________________________
License #/Broker Code:_________________Broker/Dealer Branch:__________________

AGENT #2
Print Name:____________________________Signature:_____________________________
SSN:___________________________________Agent Phone:___________________________
License #/Broker Code:_________________Broker/Dealer Branch:__________________

AGENT #3
PrintName:_____________________________Signature:_____________________________
SSN:___________________________________Agent Phone:___________________________
License #/Broker Code:_________________Broker/Dealer Branch:__________________


12 SPECIAL REMARKS



















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